UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 4, 2015

W2007 GRACE ACQUISITION I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	26-1187149
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6011 Connection Drive Irving, TX		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 972-368-2200

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 4, 2015, the United States District Court for the Western District of Tennessee granted final approval of the previously disclosed stipulation and agreement of settlement in the action David Johnson, et al. v. W2007 Grace Acquisition I Inc., et al., No. 2:13-cv-02777 (W.D. Tenn.), in which W2007 Grace Acquisition I, Inc. (the Company), and its directors were among the defendants. The condition to the merger (the Merger) of the Company with and into W2007 Grace Acquisition II, Inc. (Merger Sub) requiring the receipt of final approval and entry of a final and non-appealable order and judgment in the action, pursuant to the Agreement and Plan of Merger, dated as of May 10, 2015, by and among the Company, W2007 Grace II, LLC, Merger Sub and, solely for the purposes of certain payment obligations thereunder, PFD Holdings, LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007, W2007 Finance Sub, LLC and Whitehall Street Global Real Estate Limited Partnership 2007, has not yet been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: December 8, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay
	Title:	Chief Financial Officer, Vice President and Secretary